Exhibit 99.1

ContraFect Announces Pricing of $7.0 Million Registered Direct Offering and

Concurrent Private Placement

YONKERS, N.Y., December 13, 2022 (GLOBE NEWSWIRE) — ContraFect Corporation (Nasdaq: CFRX), a clinical-stage biotechnology company focused on the discovery and development of direct lytic agents, including lysins and amurin peptides, as new medical modalities for the treatment of life-threatening, antibiotic-resistant infections, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase approximately $7.0 million of its common stock (or pre-funded warrants to purchase common stock in lieu thereof) in a registered direct offering and warrants to purchase common stock in a concurrent private placement. The combined effective purchase price for each share of common stock (or pre-funded warrant to purchase common stock in lieu thereof) and associated warrants will be $0.129.

Under the terms of the securities purchase agreement, ContraFect has agreed to issue 4,350,000 shares of common stock and pre-funded warrants to purchase 49,913,565 shares of common stock. In the concurrent private placement, which will be consummated concurrently with the offering, ContraFect also has agreed to issue Class A warrants to purchase up to an aggregate of 108,527,130 shares of common stock and Class B warrants to purchase up to an aggregate of 54,263,565 shares of common stock. Each of the warrants is subject to a customary beneficial ownership limitation on exercisability, and the Class A warrants and Class B warrants will not be exercisable at all until ContraFect obtains a shareholder approval of an amendment to the Company’s certificate of incorporation for either an increase in authorized shares of its common stock or a reverse split of its common stock and a shareholder approval as required under the Nasdaq rules with respect to this transaction. Each of the Class A warrants and Class B warrants will have an exercise price of $0.129 per share of common stock. The Class A Warrants will expire five years from the date on which they become exercisable. The Class B warrants will expire six months from the date on which they become exercisable.

Maxim Group LLC is acting as the sole placement agent for the offering.

The offering is expected to close on or about December 15, 2022, subject to the satisfaction of customary closing conditions.

The shares of common stock and pre-funded warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-246359) previously filed and declared effective by the Securities and Exchange Commission (SEC) on August 31, 2020. The offering of the shares of common stock and pre-funded warrants will be made only by means of a prospectus supplement that forms a part of the registration statement. The warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock and pre-funded warrants will be filed by ContraFect with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

Forward-Looking Statements

This press release contains, and our officers and representatives may make from time to time, “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this release include, without limitation, statements regarding the consummation of the registered direct offering and concurrent private placement and the satisfaction of customary closing conditions with respect to the registered direct offering and concurrent private placement. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on ContraFect’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond ContraFect’s control, including, without limitation, that ContraFect has and expects to continue to incur significant losses, ContraFect’s need for additional funding, which may not be available, the occurrence of any adverse events related to the discovery, development and commercialization of ContraFect’s product candidates such as unfavorable clinical trial results, insufficient supplies of drug products, the lack of regulatory approval, or the unsuccessful attainment or maintenance of patent protection, changes in management may negatively affect ContraFect’s business and other important risks detailed under the caption “Risk Factors” in ContraFect’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and its other filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Any forward-looking statement made by ContraFect in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, ContraFect expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contacts:

Michael Messinger

ContraFect Corporation

Tel: 914-207-2300

Email: mmessinger@contrafect.com